Exhibit 99.1

The Buckle, Inc.

2407 W. 24th St. Kearney, NE 68845

P.O. Box 1480 Kearney, NE 68848-1480

phone: 308-236-8491

fax: 308-236-4493

For Immediate Release: February 13, 2014	web: www.buckle.com

Contact:	Karen B. Rhoads, Chief Financial Officer
The Buckle, Inc.
(308) 236-8491

THE BUCKLE, INC. ANNOUNCES THE APPOINTMENT OF
KARI G. SMITH AS EXECUTIVE VICE PRESIDENT OF STORES

KEARNEY, NE -- The Buckle, Inc. (NYSE: BKE) announced today that Kari G. Smith has been appointed to the newly created position of Executive Vice President of Stores effective immediately. In her new role, Kari will continue to provide leadership related to all aspects of the in-store shopping experience for Buckle’s guests; including the education and development of Buckle’s talented sales team.

Kari has been employed by Buckle since May 1978, when she started as a part-time salesperson. She has served in several roles of increasing responsibility since that time, helping to build and develop the outstanding sales team that has been instrumental to Buckle’s growth over the past 35 years. Kari has served in her current position as Vice President of Sales since May 2001.

About Buckle

Offering a unique mix of high-quality, on-trend apparel, accessories, and footwear, Buckle caters to fashion-conscious young men and women. Known as a denim destination, each store carries a wide selection of fits, styles, and finishes from leading denim brands, including the Company’s exclusive brand, BKE. Headquartered in Kearney, Nebraska, Buckle currently operates 449 retail stores in 43 states.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: All forward-looking statements made by the Company involve material risks and uncertainties and are subject to change based on factors which may be beyond the Company's control. Accordingly, the Company’s future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Such factors include, but are not limited to, those described in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake to publicly update or revise any forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

News releases and other information about The Buckle, Inc., can be found on the Internet at www.buckle.com
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